Exhibit 99.1

ProPhase Labs, Inc. Receives Additional 180 Day Extension from Nasdaq to Regain Compliance with Minimum Bid Price Rule

UNIONDALE, NY, June 26, 2025 (GLOBE NEWSWIRE) – ProPhase Labs Inc. (NASDAQ: PRPH), (the “Company” or “ProPhase”) a next generation biotech, genomics and consumer products company, today announced that it has received an extension of 180 calendar days (the “Extension Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) to regain compliance with the Nasdaq’s minimum $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq (the “Bid Price Requirement”), following the expiration of the initial 180 calendar days period to regain compliance on June 24, 2025. NASDAQ stated that it based its determination to grant the extension based on the Company meeting all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement.

As previously announced, the Company received a written notification from Nasdaq dated December 26 2024, indicating that because the closing bid price of the Company’s common shares for the previous 30 consecutive business days was below $1.00 per share, the Company was not in compliance with the Bid Price Requirement, and Nasdaq granted the Company a period of 180 calendar days, or until June 24, 2025, to regain compliance with the Bid Price Requirement.

As of the date hereof, the Company has not regained compliance with the Bid Price Requirement. Pursuant to the Extension Notice, the Company is eligible for an additional 180 calendar day period, or until December 22, 2025, to regain compliance with the Bid Price Requirement. To regain compliance, the Company’s Class A ordinary shares must have a closing bid price of at least US$1.00 per share for a minimum of 10 consecutive business days. In the event that compliance cannot be demonstrated by December 22, 2025, the staff of Nasdaq will provide written notification that the Company’s securities will be delisted.

The Company intends to monitor the closing bid price of its common shares between now and December 22, 2025, and is considering its options to regain compliance with the Bid Price Requirement. The Company believes that the Extension Notice does not affect the Company’s business operations, its U.S. Securities and Exchange Commission reporting requirements, or its contractual obligations.

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development – such as our potentially life-saving test for the early detection of esophageal cancer – and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

The information contained in this press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities. The statements made herein reflect the Company’s current views with respect to potential business opportunities and are based on currently available information, assumptions, and expectations. These statements are not guarantees of future performance or outcomes and are subject to risks and uncertainties. Comparisons to other companies or transactions, such as the referenced sale of 23andMe to Regeneron, are provided solely for illustrative purposes and do not imply any specific valuation or outcome for Nebula or any potential transaction involving it. No assurance can be given that any transaction will be pursued or consummated.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com